Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of November 24, 2021	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

ARISZ ACQUISITION CORP.

PRO FORMA BALANCE SHEET

November 24, 2021

	November 22,	Pro Forma Adjustments		As Adjusted
	2021	(Unaudited)		(Unaudited)
Assets
Current assets
Cash	$845,611	$(190,300	)(d)	$655,286
		(25	)(e)
Prepaid expense	108,816	-		108,816
Total current assets	954,427	(190,325)		764,102

Cash held in trust account	60,000,000	9,000,000	(a)	69,000,000
		225,000	(b)
		(225,000	)(c)
Total Assets	$60,954,427	$8,809,675		$69,764,102

Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accrued offering costs and expenses	$316,404	$(190,300	)(d)	$126,104
Total current liabilities	316,404	(190,300)		126,104

Deferred underwriting fee payable	2,250,000	337,500	(c)	2,587,500
Total Liabilities	2,566,404	147,200		2,713,604

Commitments and Contingencies
Common stock subject to possible redemption, 6,000,000 and 6,900,000 shares at conversion value of $10.00 per share, as actual and adjusted, respectively	60,000,000	9,000,000	(a)	69,000,000

Stockholders’ Deficit

Common stock, $0.0001 par value; 15,000,000 shares authorized; 1,978,889 and 2,001,389 shares issued and outstanding, as actual and adjusted, respectively (excluding 6,000,000 and 6,900,000 shares subject to possible redemption, as actual and adjusted, respectively)	198	2	(b)	200
Additional paid-in capital	-	-		-

Accumulated deficit	(1,612,175)	224,998	(b)	(1,949,702)
		(562,500	)(c)
		(25	)(e)
Total Stockholders' Deficit	(1,611,977)	(337,525)		(1,949,502)
Total Liabilities, Temporary Equity, and Stockholders’ Deficit	$60,954,427	$8,809,675		$69,764,102

The accompany notes are an integral part of the pro forma financial statement.

F-2

ARISZ ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of ARISZ Acquisition Corp. (the “Company”) as of November 24, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 24, 2021 as described below.

On November 22, 2021, the Company consummated the initial public offering (“IPO”) of 6,000,000 units (the “Public Units”), which excludes the over-allotment option in the amount of 900,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the IPO, the Company sold to its Sponsor, Arisz Investments LLC (the “Sponsor”, a Delaware limited liability company affiliated with the Company’s Chairman and Chief Executive Officer) and Chardan Capital Markets LLC (“Chardan”) (and/or their designees) 253,889 units at $10.00 per unit (the “Private Units”) in a private placement, generating gross proceeds of $2,538,886.

The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any. On November 24, 2021, the underwriters fully exercised the over-allotment option and purchased 900,000 units (the “Over-allotment Units”) at a price of $10.00 per Unit, generating gross proceeds of $9,000,000. Upon the closing of the Over-allotment on November 24, 2021, the Company consummated the sale of additional 22,500 Private Units (the “Additional Private Units”) with the Sponsor and Chardan at a price of $10.00 per Private Unit, generating total proceeds of $225,000.

Upon closing of the IPO, the Private Units, the sale of the Over-allotment Units and the sale of the Additional Private Units, a total of $69,000,000 ($10.00 per Unit) was placed in a U.S.-based trust account with Continental Stock Transfer& Trust acting as trustee.

As the over-allotment option was fully exercised, no portion of the insider shares are subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash and investments held in trust account	$9,000,000
Common stock subject to possible redemption		$9,000,000
To record sale of 900,000 Over-allotment Units at $10.00 per Unit

(b) Cash held in trust account	$225,000
Common stock		$2
Additional paid-in capital		$224,998
To record sale of 22,500 Additional Private Units at $10.00 per Unit

(c) Additional paid-in capital	$562,500
Cash held in trust account		$225,000
Deferred underwriting fee payable		$337,500
To record payment of cash underwriting fee and deferred underwriting fee arising from sale of Over-allotment Units

(d) Accrued offering costs and expenses	$190,300
Cash		$190,300
To record payment of accrued offering costs and expenses

(e) Accumulated deficit	$25
Cash		$25
To record bank service charge

F-3